EXHIBIT 10.58

AMENDMENT NO. 1 TO AGREEMENT

BY AND BETWEEN

E.R. “BO” CAMPBELL AND HIBERNIA NATIONAL BANK

        THIS AMENDMENT NO. 1 to AGREEMENT by and between E.R.“Bo” Campbell and Hibernia National Bank, is entered into by and between E.R. “Bo” Campbell (“Executive”) and Hibernia National Bank (“Hibernia”) on the 25th day of February, 2003. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the below-defined “Agreement.”

RECITALS

        WHEREAS, Executive and Hibernia are parties to an Agreement entered into as of the 31st day of December 1999 pursuant to which Hibernia agreed to employ Executive and Executive agreed to remain in the employ of Hibernia upon the terms and subject to the conditions of the Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

        WHEREAS, the parties hereto wish to amend the Agreement to provide that the term of the Agreement will end on February 28, 2003; and

        WHEREAS, the parties hereto wish to acknowledge and agree that after February 28, 2003, Executive will no longer be an employee of Hibernia;

        NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hibernia and Executive hereby agree as follows:

AMENDMENT

        1.        Amendment to the Agreement. Effective as of the date first above written, Section 5 of the Agreement shall be and hereby is amended by adding to the end of Section 5 the following new sentence:

Notwithstanding anything to the contrary contained herein, the term of this Agreement shall in no event extend beyond February 28, 2003.

        2.        Agreement of the Parties. The parties hereto acknowledge and agree that after February 28, 2003, Executive shall no longer be an employee of Hibernia.

        3.        Reference to and Effect on the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

        4.        Governing Law. This Amendment, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Louisiana without consideration of the conflict of laws provisions thereof.

        5.        Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed on the month, day and year written below, but effective as of the date described above.

HIBERNIA CORPORATION
By: /s/ J. Herbert Boydstun
Name: J. Herbert Boydstun
Title: President and Chief Executive Officer
February 25, 2003

/s/ E.R. Campbell
E.R. "Bo" Campbell
February 25, 2003